                    PRINCETON DENTAL MANAGEMENT CORPORATION
                7421 W. 100th Place, Bridgeview, Illinois 60455
                               _________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on August 15, 1997
                               _________________

To Shareholders of Princeton Dental Management Corporation:

        Notice is hereby given that the annual meeting of shareholders of Princeton Dental Management Corporation (the "Company") will be held at Princeton Dental Management Corporation, 7421 West 100th Place, Bridgeview, Illinois, on Friday, August 15, 1997 at 3:00 p.m. Central Daylight Time for the following purposes:

        1. To elect five directors of the Company to hold office until the next annual meeting of shareholders or until their successors have been duly elected;

        2. To ratify the appointment by the Board of Directors of Kirkland, Brakeman, Russ, Murphy and Tapp as the independent auditors of the Company for fiscal year 1997;

        3. To amend the Certificate of Incorporation to effect a five-to-one reverse split of the Company's common stock; and

        4. To transact such other matters as may properly come before the annual meeting or any adjournment thereof.

        The close of business as of July 11, 1997, has been fixed as the record date for the meeting. All shareholders of record at that date are entitled to vote at the meeting. A list of shareholders of record as of the record date will be available for examination by shareholders prior to the annual meeting at the offices of the Company, currently located at 7421 W. 100th Place, Bridgeview, Illinois, 60455.

                                         By the order of the Board of Directors,



                                         Secretary

ALL HOLDERS OF COMMON STOCK ARE URGED TO FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SHOULD BE PRESENT AT THE MEETING AND DESIRE TO VOTE IN PERSON OR FOR ANY REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                   PRINCETON DENTAL MANAGEMENT CORPORATION
               7421 W. 100th Place, Bridgeview, Illinois 60455
                            ____________________

                               PROXY STATEMENT
                             ___________________

                     ANNUAL MEETING OF THE SHAREHOLDERS
                               August 15, 1997
                            _____________________

                           SOLICITATION AND VOTING

        The enclosed proxy, to be used at the annual meeting of shareholders to be held on August 15, 1997, is solicited by, and on behalf of, the Board of Directors of Princeton Dental Management Corporation (the "Company"). If a proxy is properly executed and returned in the form enclosed, shares represented thereby will be voted in favor of the proposals to be acted upon, except to the extent other directions are given in the proxy. Any other matters which may properly come before the annual meeting will be considered and voted upon at the discretion of the proxy holder.

        Any shareholder who executes a proxy may revoke it at any time before it is voted by notifying the Secretary of the Company in writing of the revocation or by oral notice to the presiding officer during the annual meeting.

        Expenses incurred in connection with the solicitation of proxies will be paid by the Company. Upon request the company will reimburse brokers, dealers, and banks or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of share which such persons hold of records.  Solicitation of proxies will be made
principally by mail.   Proxies may also be solicited in person, or by telephone
or telegraph, by officers and regular employees of the Company.

        This proxy material along with the Company's annual report for Form 10-KSB is being mailed to shareholders on or about July 14, 1997.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed by the Company's Board of Directors as July 11, 1997, and each shareholder of record as of the close of business on that date shall be entitled to cast one vote for each share of Common Stock registered in his or her name. At July 11, 1997, there were 10,122,323 shares of common stock (net of treasury shares).

Each share of Common Stock entitles its holder to one vote on the matters to be considered by shareholders at the annual meeting.

        The following tables set forth the number of shares of the Common Stock beneficially owned as of June 1, 1997, by directors, officers and persons known by the Company to own more than five percent of the Company's outstanding Common Stock. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and generally includes the power to vote or dispose of securities, irrespective of any economic interest therein.

                         CERTAIN  BENEFICIAL  OWNERS

      NAME AND ADDRESS OF                  AMOUNT AND NATURE                PERCENT
        BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP             OF CLASS
        ----------------                -----------------------             --------
Amsterdam Equities Limited                   1,719,855(1)                    16.9%
404 East Bay Street
Nassau, N.P., Bahamas


Frank Leonard Laport                           596,097(1)                     5.9%
7421 W. 100th Place
Bridgeview, IL  60455
Director, Chairman, CEO


Terry D. Gingle                                548,596(2)                     5.4%
5226 West Shore Dr.
New Port Richey, FL 34652

     1) Does not include full conversion and dilution of Series A Stock and Convertible Debt currently held by Amsterdam Equities Limited and Mr. Laport. Conversion of this Series A Stock and Convertible Debt could result in Amsterdam Equities and Mr. Laport holding, in the aggregate, in excess of 50% of the Class.

     (2) Includes 65,000 shares held of record by Vickie Gingle.

                           OFFICERS  AND  DIRECTORS

     NAME AND ADDRESS OF            AMOUNT AND NATURE           PERCENT
      BENEFICIAL OWNER           OF BENEFICIAL OWNERSHIP        OF CLASS
      ----------------           -----------------------        --------
Frank Leonard Laport                  596,097(1)                  5.9%
7421 W. 100th Place
Bridgeview, IL  60455
Director, Chairman, CEO


Gary A. Lockwood                      204,061(2)                  2.0%
12752 Stark Road
Livonia, MI 48150
Director, President, COO


George B. Collins                           0(3)                    0%
One North LaSalle
Chicago, IL  60602
Director


All officers as a group               800,158(1)(2)(3)            7.9%

     (1) Does not include full conversion and dilution of Series A Stock and Convertible Debt currently held by Amsterdam Equities Limited and Mr. Laport. Conversion of this Series A Stock and Convertible Debt could result in Amsterdam Equities and Mr. Laport holding, in the aggregate, in excess of 50% of the Class.

     (2) Total shares held by the Island Group.

     (3) Not included in this number is 1,719,855 shares held by Amsterdam Equities Limited, which can under certain circumstances, be voted by George B. Collins as Amsterdam Equities Limited's Attorney-in-Fact.

     All of the above information was obtained from records available to the company as of the date of this letter and to the best knowledge of the Company and the nominees for election as directors, on the record date, no other person owned beneficially more than 5% of the outstanding Common Stock of the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth the compensation earned from the Company for the last three fiscal years to the Company's Chief Executive officer and to those executive officers whose compensation exceeded $100,000 in any of the last three fiscal years.


                          SUMMARY COMPENSATION TABLE

                                                           Other Annual     Restricted     Options     LTIP        All Other
Name and Principal Position      Year      Salary ($)      Compensation       Stock         SARS      Payouts     Compensation
---------------------------      ----      ----------      ------------       -----         ----      -------     ------------
                                                                              Awards         (#)        (#)
                                                                              ------         ---        ---
Terry D. Gingle                  1996          0                0               0             0          0              0
Former Chairman of the Board     1995          0                0               0             0          0              0
and Chief Executive Officer      1994       173,763             0               0             0          0              0
(through 1995)


Oscar L. Hausdorff               1996          0                0               0             0          0              0
Former President and Chief       1995          0                0               0             0          0              0
Operating Officer                1994       124,742             0               0             0          0              0
(President through 1/95)


Kurt E. Anderson                 1996          0                0               0             0          0              0
Former President                 1995        53,717             0               0             0          0              0
(President 1/95 to 10/95)        1994          0                0               0             0          0              0


Charles R. Mitchell              1996        44,000             0            50,000(1)        0          0              0
Former President                 1995          0(1)             0               0(1)          0          0              0
(President 10/95 to 8/96)        1994          0                0               0             0          0              0


Gary A. Lockwood                 1996       117,000             0               0          100,000       0              0
President and                    1995        97,000(2)       3,731(2)           0             0          0              0
Chief Operating Officer          1994          0                0               0             0          0              0
(President 8/96 to Present)


Frank Leonard Laport, Esq.       1996          0(3)             0(3)            0(3)          0(3)       0              0
CEO & Chairman of the Board      1995          0                0               0             0          0              0
(8/96 to Present)                1994          0                0               0             0          0              0

     (1) Dr. Mitchell was awarded 50,000 shares of Common Stock in connection with the execution of his employment contract dated January 1996. Dr. Mitchell received no direct compensation in the form of salary or consulting fees directly during 1995. However, Stratum Management Inc., a company Dr. Mitchell was affiliated with prior to his appointment as President, had been paid $35,833 per month in the form of consulting fees during 1995 and $41,000 per month during 1996. In addition, Stratum received warrants to purchase 600,000 shares (subsequently reduced to 388,000 shares) of Company common stock at an exercise price of $1.00.
     Dr. Mitchell's wife and siblings remained shareholders and employees of Stratum during Dr. Mitchell's tenure with the Company.

     (2) Compensation received was primarily for the management of Dental Labs.
     G. Lockwood did not receive compensation in an executive officer capacity during 1995.

     (3) Mr. Laport currently serves without direct compensation, although a compensation committee has been formed to develop a compensation package for Mr. Laport. In addition, Mr. Laport is a member of the Investor Group along with Amsterdam Equities Limited.


OPTIONS AND WARRANTS GRANTS

     As of June 1, 1997 options to purchase an aggregate of 412,000 shares of Common Stock at exercise prices ranging from $4.00 to $0.87 had been granted and were outstanding under the Company's 1993 Incentive and Non-Statutory Stock Option Plan. The dates such options were granted range from June 3, 1993 to June 6, 1996. Options to purchase 10,000 shares were granted to Mr. Anderson, the Company's former Interim CEO and President on July 13, 1994. Such options vest ratably over a three-year period (in advance), are exercisable at a price of $2.00 per share, and expire in 1998.

     In March 1996 the Company issued options under the 1993 Incentive and Non-Statutory Stock Option Plan to Seymour Kessler and John Hagan, both directors of the Company at the time of issuance. The original option Agreement entitled Kessler and Hagan to 125,000 options each to be exercised at the market price as of March 21, 1996 at intervals consistent with the Stock Option Plan. In July 1996, the option agreements were amended to reduce the options granted to Kessler and Hagan from 125,000 options each to 81,000 options each as a condition of a certain letter agreement.

     In March 1996, the Company issued warrants to purchase up to 600,000 shares of Common Stock to Stratum Management, Inc., a consulting company under contract at the time, at an exercise price of $1.00 per share. The warrants expire December 31, 1998. In July 1996, the Warrant Agreement was amended to reduce the number of warrants available from 600,000 to 388,000 as a condition of a certain letter agreement.

     In June 1996, Gary Lockwood was issued options to purchase 100,000 shares of common stock under the 1993 Incentive and Non-Statutory Stock Option Plan. The price is based on the Company's trading price between June 1, 1996 through August 31, 1996 and are exercisable in intervals of 25,000 per year beginning January 1, 1997 through January 1, 2000, and expire January 1, 2003. Mr. Lockwood's employment agreement with the Company and Mason Dental Midwest, Inc., its wholly owned subsidiary, also provides for annual compensation of $109,000 per annum.

OPTIONS EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     As of December 31, 1996, no options have been exercised or have a year end value.

COMPENSATION OF OUTSIDE DIRECTORS

     The company pays a fee of $1,000 per meeting date to each director who is not employed by the company. Each director is entitled to reimbursement for all reasonable expenses incurred by such director in connection with his duties as a director. For the fiscal year ended December 31, 1996 fees and expenses owed to directors amounted to approximately $4,000.


                            ELECTION OF DIRECTORS

     Five directors are to be elected by the shareholders of the company to hold office until the annual meeting of shareholders for fiscal year 1997 or until their respective successors have been elected. It is intended that proxies granted by shareholders in the form enclosed be voted, unless otherwise directed, in favor of electing the following persons as directors: Frank Leonard Laport, George B. Collins, Gary A. Lockwood, Dr. Zigmund C. Porter, and Dr. Richard S. Sokol. Election of the directors requires the favorable vote by the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote thereon at the meeting. In the event any nominee named herein for election as a director at the annual meeting is not available or willing to serve when the election occurs, proxies in the accompanying form may be voted for a substitute nominated by the Board. Messrs. Laport, Collins and Lockwood have served as directors of the Company since August 9, 1996.


INFORMATION REGARDING DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS

     The following table and commentary sets forth information about each of the nominees.

                                        First Became               Beneficially Owned               Beneficially Owned
Employment              Age              a Director                 Number of Shares                 Percent of Shares
----------              ---              ----------                 ----------------                 -----------------
Frank Leonard Laport    56                8/9/96                       596,097(1)                            5.9%
George B. Collins       65                8/9/96                          0(2)                               0.0%
Gary A. Lockwood        50                8/9/96                       204,061(3)                            2.0%
Dr. Zigmund C. Porter   59                  -                             0                                  0.0%
Dr. Richard S. Sokol    56                  -                             0                                  0.0%

     (1) Does not include full conversion and dilution of Series A Stock and convertible debt currently held by Amsterdam Equities Limited and Mr. Laport. Conversion of this Series A Stock and Convertible Debt could result in Amsterdam Equities and Mr. Laport holding, in the aggregate, in excess of 50% of the Class.

     (2) Does not consider Amsterdam Equities Limited stock for which Mr. Collins holds a power of attorney.

     (3) Total shares held by the Island Group.

FRANK LEONARD LAPORT. Mr. Laport, born Chicago, Illinois, March 8, 1941, admitted to the Bar: 1966, Illinois; 1969, Florida; 1974, Indiana; 1966, U.S. Tax Court; 1967, U.S. District Court, Northern District of Illinois; 1969, U.S. District, Southern District of Florida; 1974, U.S. District, Southern District of Indiana; U.S. Supreme Court. Licensed as Illinois Real Estate Broker on July 1, 1964. Earned the Certified Commercial Investment Member (C.C.I.M.) designation of the Realtors National Marketing Institute, an affiliate of the National Association of Realtors in 1983. Education: Elmhurst College (B.S., in B.A., 1963); DePaul University, Law School (J.D. 1966). Director, Chairman, and CEO of the Company since August, 1996.

GEORGE B. COLLINS. Mr. Collins, Born Kansas City, Missouri, April 23, 1931; admitted to bar, 1953, Arkansas; 1955 Illinois; 1970, U.S. Tax Court; 1972, U.S. Supreme Court; 1982, U.S. District Court, Northern District of Illinois, Trial Bar; U.S. Court of Appeals, Second, Seventh and Ninth Circuits.
Education: Arkansas A. & M. College (B.S. 1952); University of Arkansas (LL.B., 1954). Omicron Delta Kappa. Associate Editor, Arkansas Law Review, 1951-1952. Author: "Usury," 8 Arkansas Law Review, September 1954. Teaching Associate, Northwestern University School of Law, 1954-1955. co-author:
"Defending White Collar Crimes," Practicing Law Institute 1976; "White Collar Crimes; Defense Strategies", Practicing Law Institute, 1977; "White Collar Crimes:, Practicing Law Institute, 1978; "White Collar Crimes." Practicing Law Institute, 1980. Member: Chicago (Member, 1955-1978, Vice Chairman, 1967 and Chairman, 1968, Committee on Legal Education, Member, Committee on Professional Fees, 1966; Vice Chairman, 1973; 1974-1975; Chairman, 1975, Committees on:
Environmental Law, 1973; Circuit Court Operations, 1976. Member 1976-1986, Vice Chairman, 1979-1980; 2981 and chairman 1980-1981, Lawyers Referral Plan
Committee), Illinois State, Arkansas and American Bar Associations.   Director
of the Company since August, 1996.

GARY A. LOCKWOOD.   Mr. Lockwood was named Chief Operating Officer of Princeton
Dental Management Corporation in June, 1996, and as President and Director in August, 1996. In this capacity, he is responsible for all PDMC operating units in Michigan. Previously he served as Chief Executive Officer of the corporation's dental laboratory in Michigan. Mr. Lockwood brings to his post more than 20 years of dental management experience as owner of Michigan-based Mason Dental, Inc. one of the nation's largest manufacturers of dental prosthetics. Prior to the company's acquisition by PDMC, he served as President and Director of Diversified Dental Services, a wholly owned subsidiary of Mason Dental. Mr. Lockwood has held executive positions and directorships with realty, financial management and banking organizations. A Michigan native, he is a graduate of Northern Michigan University with a degree in business administration.

DR. ZIGMUND C. PORTER.  Dr. Porter, born Chicago, Illinois, April 20, 1938.
Dr. Porter received his B.S. from the University of Illinois in 1960 and his D.D.S. from the University of Illinois in 1962. Dr. Porter also received a Certificate of Periodontics and Oral Medicine from Tufts University School of Dental Medicine, Boston, in 1962-64. Dr. Porter has been a licensed periodontist for over 25 years and has held numerous teaching and hospital positions, including serving as Professor of Periodontics, University of Illinois, and Director of Post Graduate Periodontics from 1964-85, and holding positions at Hinsdale Hospital, MacNeal Hospital, Illinois Masonic Hospital and the University of Illinois. Dr. Porter has given numerous lectures and has received a number of citations and awards for his work in the dental field.

DR. RICHARD S. SOKOL. Dr. Sokol, born New Britain, Connecticut, 1941. Dr. Sokol received his B.A. from the University of Michigan in 1962 and his D.M.D. from Case Western Reserve Dental School in 1970. Dr. Sokol owned and operated a private dental practice in Pennsylvania and has successfully owned and operated dental clinics and private practices. In 1995, Dr. Sokol relocated to Fort Lauderdale, Florida, where he has worked for Princeton Dental Management Corporation and the Florida Dental Team, P.A. in a variety of positions.

              COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT


     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") and the NASDAQ System, initial reports of ownership and reports of changes in ownership of Common Stock. In addition these individuals are also required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, during the two (2) fiscal years ended December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.


                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held under ten meetings with all members in attendance during fiscal year 1996. The Board does not have a nominating committee for recommending to shareholders candidates for positions on the Board of Directors.

                     APPOINTMENT OF INDEPENDENT AUDITORS

     Kirkland, Brakeman, Russ, Murphy & Tapp was appointed as the company's independent auditors for fiscal year 1994 and has continuously served in that capacity. The Board of Directors of the Company, upon the recommendation of the Audit Committee, recommend that Kirkland, Brakeman Russ, Murphy & Tapp be retained as the Company's auditors for fiscal year 1997. Kirkland, Brakeman, Russ, Murphy & Tapp has advised the Audit Committee that neither the firm nor any of its partners or staff, has any direct financial interest in the Company or any of its subsidiaries.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

FIVE-TO-ONE REVERSE STOCK SPLIT

     The Board of Directors, on June 23, 1997, unanimously adopted a resolution authorizing and declaring, subject to the approval by the shareholders of the Company, an Amendment to the Restated Certificate of Incorporation so as to provide for a five-to-one reverse split of the Common Stock of the Company effective as of the close of business on the date in which the amendment is filed and recorded with the Secretary of State of Delaware. The affirmative vote of the shareholders of the Company is required for the adoption of the Amendment to the Restated Certificate of Incorporation.

     The purpose of the reverse stock split is to reduce the 10,122,323 shares of Common Stock of the Company, par value $0.0001 per share, either issued or outstanding or held by the Company as treasury stock, into 2,024,465 fully-paid and non-assessable shares and to make the capital structure of the Company more realistic.

     If the reverse stock split is approved, the shareholders of the company, immediately after the Amendment becomes effective, should mail their certificates, representing their shares in the Company, to the Continental Stock Transfer & Trust Company, as transfer agent for the

Company, in order that a new certificate (giving effect to the reverse stock split) can be issued. No certificate for fractional shares of the Company will be issued, but the transfer agent will aggregate all the fractional share interests and the shares resulting from the aggregation will be sold by the transfer agent and the net proceeds received from the sale will be distributed among the holders of the fractional interests in the shares as their interest appears.

     Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise in their proxies. Approval requires a favorable vote by the holders of the majority of the outstanding common stock present in person or represented by proxy and entitled to vote thereon at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

OTHER MATTERS

     The Board of Directors know of no other matters which are likely to be brought before the annual meeting. If any matters are brought before the meeting, however, Frank Leonard Laport, who is chairman of the Board of Directors of the Company and the proxy agent named in the enclosed proxy, will vote on such matters in accordance with his best judgment.

SHAREHOLDER PROPOSALS

     Any proposal which a stockholder intends to present at the annual meeting of shareholders for fiscal year 1997 must be received by the company by January 1, 1998, in order to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

                                           By Order of the Board of Directors

                                           Secretary

                   PRINCETON DENTAL MANAGEMENT CORPORATION


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Frank Leonard Laport, Chairman of the Board of Directors of Princeton Dental Management Corporation (the "Company"), as Proxy for the undersigned, to vote all shares of Common Stock the undersigned in Princeton Dental Management Corporation with all the powers that the undersigned would have if personally present, at the Annual Meeting of Shareholders of Princeton Dental Management Corporation, to be held at the corporate offices of Princeton Dental Management Corporation, 7421 W. 100th Place, Bridgeview, Illinois, at 3:00 p.m., Central Daylight Time, August 15, 1997 and at any adjournment thereof.

1. TO ELECT five Directors to hold office until the next Annual Meeting of shareholders and until their successors have been duly elected and qualified

        [ ]     FOR all nominees listed below     [ ]   WITHHOLD AUTHORITY
                                                        to vote for the
                                                        nominees listed below
                   (Except as marked to the contrary below)

        INSTRUCTIONS: To withhold authority to vote for an individual nominee, strike a line through the nominee's name in the list below.

             Frank Leonard Laport, Esq.    Gary A. Lockwood      Dr. Zigmund C. Porter
             George B. Collins, Esq.       Dr. Richard S. Sokol

2. TO RATIFY the appointment of Kirkland, Brakeman, Russ, Murphy & Tapp, independent certified public accountants, as the Company's independent auditors for fiscal year 1997.

                        [ ] FOR         [ ] AGAINST     [ ] ABSTAIN

3. TO AMEND the Certificate of Incorporation of the Company to effect a five-to-one reverse split of the Company's Common Stock

                        [ ] FOR         [ ] AGAINST     [ ] ABSTAIN

4. TO TRANSACT such other business as may properly come before the meeting or any adjournment thereof.


This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for each of the Proposals set forth above.

                        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator or trustee or guardian, please give full title as such.
                        If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                __________________________
                                Signature


                                __________________________
                                Signature, If Held Jointly

                                DATED:____________ , 1997

                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                             Affidavit of Mailing



State of  New York   )
                     )
County of  New York  )




                     ___________________ being duly sworn, deposes and says:


I am Assistant Secretary of Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004, the Transfer Agent for Princeton Dental Management Corporation and I have supervision over the records and operations of such transfer agent.

On the ____ day of ____________, 19____, I caused to be mailed at the Post Office regularly maintained by the United States Government at the Church Street Station in the Borough of Manhattan, City and State of New York, to each owner of record appearing as such on the books kept by Continental Stock Transfer & Trust company in its office as such transfer agent of common the stock as of the close of business on the ________ day of _________, 19___, the following described paper (s) {of which specimen(s) (is) (are) attached hereto} a copy of (each of) which was enclosed in an envelope, postage prepaid, addressed to each such owner at the proper address appearing from such books or records:

"A"  Form of Proxy
"B"  Notice of Meeting & Proxy Statement
"C"  Annual Report
"D"  Business Reply Envelope


                                           _____________________________


SWORN TO BEFORE ME THIS
_______ day of ____________, 199 ___

_________________________________